Execution Version

ShengdaTech, Inc.

$100,000,000

6.00% Senior Convertible Notes due 2018

PURCHASE AGREEMENT

May 22, 2008

Oppenheimer & Co. Inc.
300 Madison Avenue
New York, New York 10017
(as Representative of the Initial Purchasers)

Ladies & Gentlemen:

ShengdaTech, Inc., a Nevada corporation (the “Company”), proposes to issue and sell to Oppenheimer & Co. Inc. and the other initial purchasers named on Schedule I to this Agreement (the “Initial Purchasers”), for whom Oppenheimer & Co., Inc. is acting as Representative (the “Representative”), $100,000,000 in aggregate principal amount of 6.00% Senior Convertible Notes due 2018 (the “Firm Notes”), subject to the terms and conditions set forth herein.

1. The Transaction. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers, severally and not jointly, the Firm Notes which are convertible into the common stock, $0.00001 par value per share, of the Company (the “Common Stock”). In addition, the Company proposes to grant to the Initial Purchasers an option to purchase up to an additional $15,000,000 principal amount of Notes from the Company (the “Option Notes”) pursuant to the terms hereof. The Firm Notes and the Option Notes are collectively referred to herein as the “Notes.” The Notes are to be issued under an Indenture between the Company and The Bank of New York, as trustee (the “Trustee”) (the “Indenture”).

The amount of the Notes to be purchased by each of the several Initial Purchasers are set forth opposite their names on Schedule I hereto.

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated May 14, 2008 (the “Preliminary Offering Memorandum”), and has prepared a final offering memorandum, dated the date hereof (the “Offering Memorandum”), each setting forth information regarding the Company, the subsidiaries listed on Schedule II hereto (the “Subsidiaries”), the Notes, the terms of the Offering and the transactions contemplated by the Transaction Documents (as defined below), and any material developments relating to the Company occurring after the date of the most recent financial statements included therein. Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and any information and/or documents incorporated by reference therein. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

The Company understands that the Initial Purchasers propose to make an offering of the Notes (the “Exempt Resales”) only on the terms and in the manner set forth in the Disclosure Package and the Offering Memorandum, as amended or supplemented, and the terms hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, solely to persons in the United States whom the Initial Purchasers reasonably believe to be (i) “qualified institutional buyers” (each, a “QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), as such rule may be amended from time to time (“Rule 144A”) in transactions under Rule 144A, or (ii) institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investors”) that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex B to the Offering Memorandum, in transactions pursuant to another exemption of sale of securities from registration requirements of the Securities Act, including pursuant to transactions under “Section 4(1-1/2)”. The QIBs and Institutional Accredited Investors are referred to herein from time to time as the “Eligible Purchasers.” The Initial Purchasers will offer the Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed by the Initial Purchasers at any time without notice.

The Notes are convertible in accordance with their terms and the terms of the Indenture into Common Stock (except for any cash in lieu of fractional shares) at an initial conversion rate of 100.6036 shares of Common Stock per $1,000 principal amount of Notes.

Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A hereto (the "Registration Rights Agreement"), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") under the conditions set forth therein, to the extent required by the Registration Rights Agreement, for the purpose of registration under the Securities Act of (i) the Registrable Securities referred to (and as defined) in the Registration Rights Agreement, which are identical in all material respects to the Notes (except that the Registrable Securities will not contain terms with respect to transfer restrictions) and (ii) the Common Stock issuable upon conversion of the Notes or for the purpose of registration of the resale of the Notes and the Common Stock issuable upon conversion of the Notes.

This Agreement, the Notes, the Registration Rights Agreement and the Indenture are hereinafter referred to collectively as the “Transaction Documents.”

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Disclosure Package, and if not defined therein, in the Indenture.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

(a) (i) The Preliminary Offering Memorandum as of its date did not, (ii) the Preliminary Offering Memorandum, as supplemented by the information listed in Schedule III hereto (the “Pricing Supplement”) (the Preliminary Offering Memorandum and the Pricing Supplement taken together, the “Disclosure Package”), as of the Applicable Time (as defined below) does not, (iii) the Offering Memorandum as of its date does not, and as of the Closing Date will not, and (iv) any supplement or amendment to any of the documents referenced in clauses (i) through (iii) above does not and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto, including the Pricing Supplement) made in reliance upon and in conformity with Initial Purchaser Information (as such term is defined in Section 11 hereof). For purposes of this Agreement, the “Applicable Time” means 5:00 p.m. New York City time on the date of this Agreement.

(b) The Disclosure Package and the Offering Memorandum have been or will be prepared by the Company for use by the Initial Purchasers in connection with the offering of the Notes.

(c)  The financial information and statements, including the notes thereto, and the supporting schedules, if any, included in the Disclosure Package and the Offering Memorandum present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its Subsidiaries in the Disclosure Package and the Offering Memorandum; except as otherwise stated in the Disclosure Package and the Offering Memorandum, said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein. The other financial and statistical information included in the Disclosure Package and the Offering Memorandum derived from the historical and as adjusted financial information and statements, present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements, historical and as adjusted financial information and statements, that are included in the Disclosure Package and the Offering Memorandum and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company and the Subsidiaries.

(d)  Hansen, Barnett & Maxwell, P.C. (the “Auditor”) who have certified or will certify the financial statements and supporting schedules and information of the Company and its Subsidiaries included or to be included as part of the Disclosure Package and the Offering Memorandum, are and, during the periods covered by their report, were an independent public accounting firm as required by the Securities Act and the Exchange Act.

(e) The Company and each of the Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and each such entity has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Disclosure Package and the Offering Memorandum, and to own, lease and operate its respective properties. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (A) the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, or properties of the Company and the Subsidiaries, individually or taken as a whole, (B) the long-term debt or capital stock of the Company or any Subsidiary, (C) the issuance or marketability of the Notes or (D) the validity of this Agreement or any other Transaction Documents or the transactions described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds” (any such effect being a “Material Adverse Effect”).

(f) The Subsidiaries listed on Schedule II hereto are the only “subsidiaries” of the Company (within the meaning of Rule 405 under the Securities Act). Except for the Subsidiaries or as otherwise disclosed in the Disclosure Package and the Offering Memorandum, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(g) The Company and each of the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of the Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. No Permits are required to enter into, deliver and perform this Agreement or any other Transaction Document and to issue and sell the Notes.

(h) Except as described in the Disclosure Package and the Offering Memorandum, the Company and each of the Subsidiaries owns or possesses all rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) reasonably necessary for the conduct of its business. Neither the Company nor any of the Subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(i) The Company and each of the Subsidiaries has good and marketable title to all real property, and good and marketable title, or valid land use rights granted by relevant authorities in China to all other property owned by it described in the Disclosure Package and the Offering Memorandum, in each case free and clear of all Liens, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. All property held under lease by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all Liens, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. Subsequent to the respective dates as of which information is given in the Disclosure Package and the Offering Memorandum, (i) there has not been any event which, individually or in the aggregate, would have a Material Adverse Effect; (ii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which, individually or in the aggregate, would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Disclosure Package and the Offering Memorandum except as may be disclosed in the Offering Memorandum, neither the Company nor the Subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(j)  Each description of a contract, document or other agreement in the Disclosure Package and the Offering Memorandum accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Disclosure Package and the Offering Memorandum is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any of the Subsidiaries, if a Subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary, if a Subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which Company or its properties or business or a Subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(k)  The statistical, industry-related and market related data included in the Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and such data agrees with the sources from which they are derived.

(l) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, articles of association, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any Lien upon, any property or assets of the Company or any Subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic applicable to it, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Disclosure Package and the Offering Memorandum.

(m) The Company has the required corporate or other power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate or other power and authority to issue, sell and deliver the Notes.

(n) The Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof and thereof, will be duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity. The Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum. At the Closing Date, the Notes will be in the form contemplated by the Indenture.

(o) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity. The Indenture conforms in all material respects to the description thereof in the Disclosure Package and the Offering Memorandum. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(p) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity. The Registration Rights Agreement conforms in all material respects to the description thereof in the Disclosure Package and the Offering Memorandum.

(q) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(r) On the Closing Date, the Registrable Securities will have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

(s) None of (i) the execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated by the Transaction Documents to which each of them, respectively, is a party, (ii) the issuance and sale of the Notes or (iii) the consummation by the Company of the transactions described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary or violate any provision of the charter or by-laws of the Company or any Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect.

(t) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Disclosure Package and the Offering Memorandum. All of the issued and outstanding shares of common stock of the Company have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of common stock of the Company or any of the Subsidiaries or any such rights pursuant to its charter or by-laws or any agreement or instrument to or by which the Company or any of the Subsidiaries is a party or bound. Except as disclosed in the Disclosure Package and the Offering Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of the Subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. All outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Disclosure Package and the Offering Memorandum.

(u) When the Notes the Initial Purchasers propose to offer in transactions under Rule 144A are issued and delivered pursuant to this Agreement, no securities of the Company or any Subsidiary will be (i) of the same class (within the meaning of Rule 144A) as such Notes the Initial Purchasers propose to offer in transactions under Rule 144A and (ii) except for the Common Stock of the Company, listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Securities & Exchange Commission (the “Commission”) promulgated thereunder, the “Exchange Act”) or quoted in a United States automated interdealer quotation system.

(v) Except as described in the Disclosure Package and the Offering Memorandum, no person has any rights to require registration of any security of the Company by reason of the execution by the Company of this Agreement or any other Transaction Document to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the offering of the Notes and any of the other transactions contemplated by the Transaction Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(w) None of the Company or any Subsidiary or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or representatives directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer and sale of the Notes or in connection with Exempt Resales of the Notes, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 3 hereof, neither (i) the offer and sale of the Notes to the Initial Purchasers in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum nor (ii) the Exempt Resales require registration under the Securities Act and prior to the effectiveness of any Registration Statement. The Indenture does not require qualification under the Trust Indenture Act. No securities of the same class as the Notes have been issued and sold by the Company or any Subsidiary within the six-month period immediately prior to the date hereof.

(x) Each of (i) the Preliminary Offering Memorandum as of its date, (ii) the Disclosure Package as of the Applicable Time, (iii) the Offering Memorandum as of its date and as of the Closing Date and (iv) each amendment or supplement to any of the documents referenced in (i), (ii) or (iii), in each case, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

(y) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company and the Subsidiaries, and any other person that would give rise to a valid claim against the Company or any Subsidiary or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(z) There are no legal or governmental proceedings pending to which the Company or any of Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any of the Subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(aa) Neither the Company nor any Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute, individually or in the aggregate, would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which, individually or in the aggregate, would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or any Subsidiary and any of its executive officers which, if adversely determined, could have, individually or in the aggregate, a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(bb) Except as disclosed in the Disclosure Package and the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company, any Subsidiary or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, any Subsidiary or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s annual and/or quarterly reports on Forms 10-K and 10-Q, as applicable, which is not so described and described as required in such reports, or which would be required by the Securities Act to be described in the Disclosure Package and the Offering Memorandum if the Disclosure Package and the Offering Memorandum were prospectuses included in registration statements on Form S-1 filed with the Commission.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(cc) Neither the Company nor any of its affiliates (as defined in Rule 144 under the Securities Act) has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock of the Company or any other security of the Company to facilitate the sale or resale of any of the Notes or the Common Stock issuable upon conversion thereof.

(dd) Other than U.S. income tax returns, for which the Company has had no reportable income for any period and therefore no tax liability, the Company and each of the Subsidiaries has filed all tax returns in all jurisdictions which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have, individually or in the aggregate, a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of the Subsidiaries.

(ee) The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are described in the Disclosure Package and the Offering Memorandum; all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or the Company’s or the Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(gg) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions herein contemplated required to be obtained or performed by the Company has been obtained or made and is in full force and effect.

(hh) The Company and each Subsidiary is not now and, after sale of the Notes as contemplated hereunder and application of the net proceeds of such sale as described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(ii) The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, or executive officer of the Company or the Subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or the Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(jj) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(kk) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) None of the Company or any of the Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(mm) The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders, directors and officers who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, requiring each shareholder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(nn) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(oo)  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(pp) Except as described in the Disclosure Package and the Offering Memorandum, based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(qq) Except as described in the Disclosure Package and the Offering Memorandum, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that, individually or in the aggregate, have or are reasonably likely to have a material current or future adverse effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(rr) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the Financial Industry Regulatory Authority (the “FINRA Rules”) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the FINRA Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.

(ss) There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) Each of the Company and the Subsidiaries is in compliance with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business except as would not reasonable be expected to have a Material Adverse Effect. Except as described in the Disclosure Package and the Offering Memorandum, neither the Company nor the Subsidiaries has received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws which are applicable to its business. Except as described in the Disclosure Package and the Offering Memorandum, each of the Company and the Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval. To the Company’s knowledge, except as disclosed in the Disclosure Package and Offering Memorandum, no facts currently exist that will require the Company or any of the Subsidiaries to make future material capital or other expenditures to comply with Environmental Laws which are applicable to its business.

(uu) The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the headings “Taxation” and “Business – Regulations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(vv) Each director and executive officer of the Company and each stockholder of the Company listed on Schedule V hereto has delivered to the Initial Purchasers his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit B hereto ("Lock-Up Agreement").

(ww) Upon the Issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof into shares of the Common Stock in accordance with the terms of the Notes and the Indenture; the Common Stock issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes, will be validly issued, fully paid and non-assessable; and the issuance of the Common Stock will not be subject to any preemptive or similar rights.

(xx) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or quotation.

(yy) Except as described in the Disclosure Package and the Offering Memorandum, none of the Company or any of the Subsidiaries is in default under any of the contracts described in the Disclosure Package and the Offering Memorandum, has received a written notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(zz) Neither the Company nor any of the Company’s Subsidiaries has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will distribute any material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum or the Offering Memorandum.

Any certificate signed by or on behalf of the Company and delivered to the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel for the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

3. Representations and Warranties of the Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Company and agrees that:

(a) Such Initial Purchaser is a QIB and an accredited investor within the meanings of Rule 501(a) of the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

(b) Such Initial Purchaser (i) has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it has solicited and will solicit offers for the Notes only from, and has offered or sold and will offer, sell or deliver the Notes, as part of their initial offering, only within the United States to persons whom it reasonably believes to be (i) QIBs, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions under Rule 144A or (ii) Institutional Accredited Investors that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex B to the Offering Memorandum, in transactions pursuant to another exemption from the registration requirements of the Securities Act, including pursuant to transactions under “Section 4(1-1/2)”.

(c) Each Initial Purchaser, severally and not jointly, covenants and agrees with the Company that such Initial Purchaser will not use or refer to any “Free Writing Offering Document” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company where the use of or reference to such “Free Writing Offering Document” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).

4. Purchase, Sale and Delivery. On the basis of the representations, warranties, covenants and agreements contained in this Agreement, and subject to its terms and conditions:

(a) The Company agrees to issue and sell to the several Initial Purchasers, and each of the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 95.50% of the principal amount thereof, plus accrued interest, if any, from May 22, 2008 to the Closing Date, as defined below (the "Initial Price"), the aggregate amount of Firm Notes. The Company hereby grants to each of the Initial Purchasers an option to purchase all or any part of the Option Notes at the Initial Price. The aggregate amount of Option Notes to be purchased by each of the Initial Purchasers shall be the same percentage of the Option Notes to be purchased by each of the Initial Purchasers as such Initial Purchaser is purchasing of the Firm Notes. Such option may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Notes Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by each of the Initial Purchasers to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Notes Closing Date or at least two business days before the Option Notes Closing Date (as defined below), as the case may be, setting forth the aggregate amount of Option Notes to be purchased and the time and date (if other than the Firm Notes Closing Date) of such purchase.

(b) Payment of the purchase price for, and delivery of, the Firm Notes shall be made at the offices of Oppenheimer & Co. Inc., 300 Madison Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the "Firm Notes Closing Date”). In addition, in the event that any or all of the Option Notes are purchased by the Initial Purchasers, payment of the purchase price, and delivery of the certificates, for such Option Notes shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, on each date of delivery as specified in the notice from the Initial Purchasers to the Company (such time and date of delivery and payment are called the “Option Notes Closing Date”). The Firm Notes Closing Date and any Option Notes Closing Dates are called, individually, a “Closing Date” and, together, the “Closing Dates”.

(c) Payment for the Notes shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery of the Notes to the Representative for the respective accounts of the Initial Purchasers.

(d) On each Closing Date, the Company will deliver to the Initial Purchasers, in such denomination or denominations and registered in such name or names as the Representative requests upon notice to the Company at least 48 hours prior to the Closing Date, one or more Notes in definitive form, registered in such names and in such denominations as the Initial Purchasers shall request, having an aggregate amount corresponding to the aggregate principal amount of the Notes sold pursuant to Exempt Resales to QIBs and Institutional Accredited Investors (the “Definitive Notes”) against payment of the purchase price therefor by wire transfer of same-day funds to the account of the Company, previously designated by it in writing. The Definitive Notes shall be made available to the Initial Purchasers for inspection not later than 5:00 p.m., New York City time, on the business day immediately preceding each Closing Date.

5. Offering by Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as, in the judgment of the Initial Purchasers, is advisable.

6. Agreements of the Company. The Company covenants and agrees with the Initial Purchasers that:

(a) The Company shall advise the Initial Purchasers promptly and, if requested by the Representative, confirm such advice in writing, (i) of the issuance by any state securities commission or other regulatory authority of any stop order or order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Disclosure Package or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Disclosure Package or the Offering Memorandum in order to make the Disclosure Package or the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Notes under any state securities or blue sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any Notes under any state securities or blue sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) The Company shall, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers, and to those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

(c) The Company will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any other document used in connection with the offer and sale of the Notes or any amendment or supplement thereto during such period as, in the opinion of counsel for the Initial Purchasers, the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Notes are outstanding unless the Initial Purchasers shall previously have been advised thereof and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company shall promptly, upon the request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or any other document used in connection with the offer and sale of the Notes that may be necessary or advisable in connection with such Exempt Resales or such market making activities.

(d) If, during the period referred to in 6(c) above, any event shall occur as a result of which, it is necessary or advisable, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any other document used in connection with the offer and sale of the Notes in order to make such Preliminary Offering Memorandum or Offering Memorandum or such other document not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser, or if for any other reason it shall be necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or such other document to comply with applicable laws, rules or regulations, the Company shall (subject to Section 6(c) hereof) forthwith amend or supplement such Preliminary Offering Memorandum or Offering Memorandum or such other document at its own expense so that, as so amended or supplemented, such Preliminary Offering Memorandum or Offering Memorandum or such other document will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or so that such Preliminary Offering Memorandum or Offering Memorandum or such other document will comply with all applicable laws, rules or regulations; if, during the period referred to in 6(c) above, the Company proposes to file with the Commission an Exchange Act report that is incorporated by reference into the Offering Memorandum, a reasonable time prior to the proposed filing, the Company shall furnishes a copy of such Exchange Act report to the Initial Purchasers for review and comment, and shall not file such document with the Commission until the Initial Purchasers have been afforded the opportunity to review and comment and the Initial Purchasers have not reasonably objected to the filing of such Exchange Act report.

(e) The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Notes for offering and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and shall continue such qualifications in effect for as long as may be necessary to complete the Exempt Resales; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales.

(f) If this Agreement shall terminate or shall be terminated after execution because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection herewith.

(g) The Company shall apply the net proceeds from the sale of the Notes in the manner set forth under “Use of Proceeds” in the Disclosure Package and the Offering Memorandum.

(h) The Company shall not voluntarily claim, and shall actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

(i) The Company shall do and perform all things required or necessary to be done and performed under this Agreement prior to or after each Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

(j) None of the Company or any of its “affiliates” (as defined in Rule 144 under the Securities Act) will sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.

(k) For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and are not able to be sold in their entirety under Rule 144 under the Securities Act (or any successor provision), for the benefit of holders from time to time of Notes, the Company will furnish at its expense, upon request, to any holder or beneficial owner of Notes and prospective purchasers of the Notes, information specified in Rule 144A(d)(4) under the Securities Act, unless the Company are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act.

(l) The Company shall comply with all of the agreements set forth in the Registration Rights Agreement and the representation letters to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(m) The Company shall (i) permit the Notes to be included for quotation on The PORTAL Market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.

(n) During the period of three years from the Closing Date, the Company shall deliver without charge to the Initial Purchasers (i) as soon as available, copies of each report and other communication (financial or otherwise) of the Company mailed to the Trustee of the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company may be listed (including without limitation, press releases) other than materials filed with the Commission and (ii) from time to time such other information concerning the Company and the Subsidiaries as the Initial Purchasers may reasonably request.

(o) The Company shall not take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Common Stock issuable upon conversion thereof, or take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Notes contemplated hereby. The Company will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Notes.

(p) For so long as the Notes constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall not, and shall not permit any Subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(q) During the period from the Closing Date until one year after the Closing Date, without the prior written consent of the Initial Purchasers, the Company shall not, and shall not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes or Common Stock issuable upon conversion of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(r) Prior to the Closing Date, the Company shall not issue any press release or other communications, directly or indirectly, or hold any press conference with respect to the issuance of the Notes, the Company or any of its Subsidiaries, the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company or any of its Subsidiaries, without the prior consent of the Initial Purchasers. In such instance, the Company shall furnish a copy of any such release or communication to the Initial Purchasers for review and comment a reasonable time prior to its contemplated release.

(s) Without the prior consent of the Initial Purchasers, not to make any offer relating to the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act) as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”); any such Free Writing Offering Document the use of which has been consented to by the Initial Purchasers is listed on Schedule IV hereto; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document would conflict with the information in the Preliminary Offering Memorandum or the Offering Memorandum or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Initial Purchasers and, if requested by the Initial Purchasers, will prepare and furnish without charge to the Initial Purchasers a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(t) The Company, during the time prior to completion of the distribution of Notes by the Initial Purchasers, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(u) Without the prior written consent of the Representative, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any (i) debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or (ii) equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company.

(v) The Company shall cause, pursuant to the terms of the Registration Rights Agreement, to be registered, to the extent required by the Registration Rights Agreement, pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issuable upon conversion of the Notes and to use its best efforts to maintain the effectiveness of such registration statement during the entire period prescribed in the Registration Rights Agreement.

(w) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Notes.

(x) The Company shall comply with the SAFE Rules and Regulations, and shall use best efforts to cause its directors, officers, option holders and shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requiring each shareholder, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(y) To use its best efforts to list, subject to notice of issuance, the shares of Common Stock issuable upon conversion of the Notes on the Nasdaq Global Select Market.

7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated (pursuant to Section 13 hereof or otherwise), the Company hereby agrees to pay all costs and expenses incident to the performance of their obligations hereunder, including the following: (i) the negotiation, preparation, printing, typing, filing, reproduction, execution and delivery of this Agreement and of the other Transaction Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith and with the Exempt Resales; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum (including, without limitation, financial statements), and any other document prepared in connection with the offer and sale of the Notes, and all amendments and supplements to any of them; (iii) the issuance, transfer and delivery of the Notes endorsed thereon to the Initial Purchasers; (iv) the registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including, without limitation, filing fees, the cost of printing and mailing a preliminary and final blue sky memorandum, and the reasonable fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification); (v) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and any other document used in connection with the offer and sale of the Notes and all amendments or supplements to any of them as may be requested for use in connection with the offering and sale of the Notes and the Exempt Resales; (vi) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or other issuance or transfer taxes in connection with the original issuance and sale of the Notes and Trustee’s fees; (vii) the fees, disbursements and expenses of the Company’s counsel (including local and special counsel, if any) and accountants; (viii) the preparation, reproduction and delivery of the preliminary and supplemental blue sky memoranda and all other agreements of documents reproduced and delivered in connection with the offering of the Notes (including the reasonable fees and disbursements of counsel to the Initial Purchasers in connection with such preparation); (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Notes by DTC for “book-entry” transfer; (x) the fees and expenses of the Trustee and its counsel; (xi) all expenses incurred in connection with the performance by the Company of its other obligations under this Agreement and the other Transaction Documents; (xii) the transportation and other “roadshow” expenses incurred by or on behalf of the Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; and (xiii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on The PORTAL Market.

8. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any affiliates of the Initial Purchasers against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or in any supplement thereto or amendment thereof, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Notes under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Initial Purchasers (or any person controlling the Initial Purchasers or affiliate of the Initial Purchasers) on account of any losses, claims, damages or liabilities arising from the sale of the Notes to any person by the Initial Purchasers if such untrue statement or omission or alleged untrue statement or omission was made in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or in any supplement thereto or amendment thereof, or in any Blue Sky Application in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 11 hereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers and directors of the Company, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or in any supplement thereto or amendment thereof, in reliance upon and in conformity with the Initial Purchaser Information; provided, however, that the obligation of any Initial Purchasers, jointly and not severally, to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by such Initial Purchaser from the Company.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any proceeding or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not contain any factual or legal admission by or with respect to any indemnified party or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8(a) or 8(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Initial Purchasers shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it to Eligible Purchasers were offered to the public exceeds the amount of damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 9. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

The remedies provided for in Section 8 and this Section 9 are not exclusive and shall not limit any rights or remedies which otherwise may be available to any indemnified party in law or in equity.

10. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Notes, as provided herein, are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers pursuant to this Section 10 of any misstatement or omissions and to the satisfaction of the following additional conditions unless waived in writing by the Representative:

(a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on each Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied hereunder at or prior to each Closing Date.

(b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Representative may agree.

(c) No stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in Section 6(e) hereof shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(d) None of the issuance and sale of the Notes pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against the Company or against any Initial Purchasers relating to the issuance of the Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Transaction Documents. No action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best of the Company’s knowledge, threatened against, the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Preliminary Offering Memorandum, any Free Writing Offering Document, the Offering Memorandum, or any amendment or supplement thereto.

(e) Since the respective dates as of which information is given in the Disclosure Package, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects, results of operations, capital stock, or long-term debt, or a material increase in the short-term debt, of the Company or any of the Subsidiaries, not contemplated by the Disclosure Package and the Offering Memorandum that is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes on the terms and in the manner contemplated by the Transaction Documents, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of the Subsidiaries on any class of its capital stock, other than as disclosed in the Disclosure Package and the Offering Memorandum, (iii) none of the Company or any of the Subsidiaries shall have incurred any liability or obligation, direct or contingent, that is material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, and that is required to be disclosed on a balance sheet or notes thereto in accordance with U.S. GAAP and is not disclosed on the latest balance sheet or notes thereto included in the Disclosure Package and the Offering Memorandum and (iv) there shall not have occurred any event or development relating to or involving the Company or any of the Subsidiaries, or any of their respective officers or directors that makes any statement made in the Disclosure Package or the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, require the making of any addition to or change in the Disclosure Package or the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

(f) At each Closing Date and after giving effect to the consummation of the transactions contemplated by the Transaction Documents, there exists no Default or Event of Default (as defined in the Indenture).

(g) The Initial Purchasers shall have received certificates, dated each Closing Date, signed by the chief executive officer and the chief financial officer of the Company, in form and substance satisfactory to the Representative, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 10 and that, as of such Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

(h) The Initial Purchasers shall have received on the Closing Date:

(i) an opinion and letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Cadwalader, Wickersham & Taft LLP and Jolley Urga Wirth Woodbury & Standish, United States counsel for the Company, to the effect set forth in Exhibit C-1 hereto.

(ii) an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Maples and Calder, British Virgin Islands counsel for the Company, to the effect set forth in Exhibit C-2 hereto.

(iii) an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of King & Shine Partners, PRC counsel for the Company, addressed to the Company with express consent to the release to the Initial Purchasers, to the effect set forth in Exhibit C-3 hereto.

(iv) an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Haiwen & Partners, PRC counsel for the Initial Purchasers, to the effect set forth in Exhibit C-4 hereto.

(v) an opinion and letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Shearman & Sterling LLP, counsel for the Initial Purchasers.

(vi) an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Emmet, Marvin & Martin, LLP, counsel for the Trustee, to the effect set forth in Exhibit C-5 hereto.

(i) Hansen, Barnett & Maxwell, P.C. (the “Auditor”), the independent registered public accounting firm for the Company, shall deliver to the Initial Purchasers: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Initial Purchasers and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative and Shearman & Sterling LLP, counsel for the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Initial Purchasers and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative and Shearman & Sterling LLP, counsel for the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(j) The Initial Purchasers and Shearman & Sterling LLP, counsel to the Initial Purchasers, shall have been furnished with such information, certificates and documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

(k) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Notes shall have been duly executed and delivered by the Company, and the Notes shall have been duly authenticated by the Trustee.

(l) On or after the date hereof (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall there have been any announcement of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible downgrading, or with negative implications, or direction not determined of, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(m) The Notes shall have been approved for trading on The PORTAL Market.

(n) Each of the Transaction Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(o) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the other Transaction Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

(p) All opinions, certificates, letters, schedules, documents or instruments required by this Section 10 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel to the Initial Purchasers. The Company shall furnish the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

(q) On or prior to the Closing Date, the Initial Purchasers shall have received a lock up agreement substantially in the form attached hereto as Exhibit B signed by the Company’s Executive Officers, Directors and those shareholders listed on Schedule V hereto.

(r) On or prior to the Closing Date, the Initial Purchasers shall have received a letter containing the representations and agreements set forth in Annex B to the Offering Memorandum from all Institutional Accredited Investors purchasing Notes pursuant to this Agreement.

11. Initial Purchaser Information. The Company acknowledge that the statements with respect to the offering of the Notes set forth in the third, fourteenth and fifteenth paragraphs under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum, for purposes of Sections 2(a), 8(a) and 8(b) hereof (the “Initial Purchaser Information”).

12. Survival of Representations and Agreements. The respective representations, warranties, covenants, agreements, indemnities and other statements of the Company their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company, any of its officers of directors, the Initial Purchasers or any controlling person referred to in Sections 8 and 9 hereof and (ii) delivery of and payment for the Notes to and by the Initial Purchasers, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Initial Purchasers and the indemnified parties referred to in Section 8 hereof. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 7, 8, 9, 12 and 13 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.

13. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company from the Representative, without liability (other than with respect to Sections 8 and 9 hereof) on the Initial Purchasers’ part to the Company in the event that the Company has failed, refused or been unable to perform or satisfy all conditions on their respective parts to be performed or satisfied hereunder on or prior to the Closing Date, or if:

(i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Initial Purchasers, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States or elsewhere is such as to make it, in the judgment of the Initial Purchasers, inadvisable or impracticable to market the Notes or enforce contracts for the sale of the Notes;

(ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or elsewhere is such as to make it, in the judgment of the Initial Purchasers, inadvisable or impracticable to market the Notes or enforce contracts for the sale of the Notes;

(iii) trading in any securities of the Company has been suspended or materially limited or trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by any of said exchanges or by order of the Commission, the Financial Industry Regulatory Authority or other regulatory body or governmental authority having jurisdiction;

(iv) a banking moratorium has been declared by any state or Federal a banking moratorium has been declared by any state or Federal authority;

(v) in the judgment of the Initial Purchasers, there has been since the time of the execution of the Purchase Agreement or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the assets, properties, condition (financial or otherwise), or in the results or operations, business affairs or business prospects or cash flows of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; or

(vi) any debt securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Securities Act.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of the Initial Purchasers’ counsel), incurred by the Initial Purchasers in connection herewith, subject to the limit as set forth in the engagement agreement between the Company and Oppenheimer. If this Agreement is terminated pursuant to Section 14 by reason of the default of one or more of the Initial Purchasers, the Company shall not be obligated to reimburse any Initial Purchasers on account of such expenses.

14. Substitution of Initial Purchasers. If any Initial Purchaser shall default in its obligation to purchase on the Closing Date the Notes agreed to be purchased hereunder, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase such Notes on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Initial Purchasers to purchase such Notes on such terms.  If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the Representative and the Company as provided above, the aggregate amount of Notes which remains unpurchased on the Closing Date does not exceed one-tenth of the aggregate amount of all the Notes that all the Initial Purchasers are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the aggregate amount of Notes which such Initial Purchaser agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the aggregate amount of Notes which such Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Offering Memorandum or any other documents).

If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the Representative and the Company as provided above, the aggregate amount of such Notes which remains unpurchased exceeds 10% of the aggregate amount of all the Notes to be purchased at such date, then this Agreement shall terminate, without liability on the part of any non-defaulting Initial Purchasers to the Company and without liability on the part of the Company except as provided in Sections 7, 8, 9 and 13(b). The provisions of this Section 14 shall not in any way affect the liability of any defaulting Initial Purchaser to the Company or the nondefaulting Initial Purchasers arising out of such default. The term "Initial Purchaser" as used in this Agreement shall include any person substituted under this Section 14 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

15. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand-delivered, mailed by first-class mail, couriered by next-day air courier or faxed and confirmed in writing to Oppenheimer & Co. Inc., 300 Madison Avenue, New York, New York 10017, Attention: Andrew MacInnes, Managing Director, Head of Equity Capital Markets, and with a copy to Shearman & Sterling LLP, 12th Floor, East Tower, Twin Towers, B-12 Jianguomenwai Dajie, Beijing 100022, PRC, Attention: Alan Seem, Esq. If sent to the Company, shall be mailed, delivered, couriered or faxed and confirmed in writing to ShengdaTech, Inc., Youth Pioneer Park, Tai’an Economic and Technological Development Zone, Tai’an City, Shangdong Province 271000, PRC, Attention: Xiangzhi Chen, and with a copy to Cadwalader, Wickersham & Taft LLP, 2301 China Central Place Tower 2, No. 79 Jianguo Road, Beijing 100025, PRC, Attention: Jiannan Zhang, Esq.

16. Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and their respective successors, legal representatives and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 hereof shall also be for the benefit of the controlling persons and agents referred to in Sections 8 and 9 hereof and (ii) the indemnities of the Initial Purchasers contained in Section 8 hereof shall also be for the benefit of the directors of the Company, and its officers, employees and agents and any controlling person or persons referred to in Sections 8 and 9 hereof. No purchaser of Notes from the Initial Purchasers will be deemed a successor, legal representative or assign because of such purchase.

17. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

18. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

19. Applicable Law; Waiver of Jury Trial. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS AGREEMENT. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the Transaction Documents and the Offering Memorandum (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. The Company hereby irrevocably designates CT Corporation System Inc, 111 Eighth Avenue, New York, NY 10011 as agent upon whom process against the Company may be served. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, THE DISCLOSURE PACKAGE AND THE OFFERING MEMORANDUM.

20. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the relevant party or parties could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each party hereto with respect to any sum due from it to any other party hereto or any person controlling any such other party shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such other party or controlling person of any sum in such other currency, and only to the extent that such other party or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such other party or controlling person hereunder, the first-mentioned party agrees as a separate obligation and notwithstanding any such judgment, to indemnify such other party or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such other party or controlling person hereunder, such other party or controlling person agrees to pay to the first-mentioned party an amount equal to the excess of the United States dollars so purchased over the sum originally due to such other party or controlling person hereunder.

21. Foreign Taxes. All payments made by the Company under this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the PRC or the British Virgin Islands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company shall pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Initial Purchasers and each person controlling the Initial Purchasers, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Initial Purchasers’ or controlling person’s being connected with the PRC or the British Virgin Islands other than by reason of its being an Initial Purchasers or a person controlling an Initial Purchasers under this Agreement.

22. Contractual Relationship. The Company acknowledges and agrees that each of the Initial Purchasers has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Initial Purchasers have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company. The Company agrees that it will not claim that the Initial Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

23. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.

24. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

[Signature page follows]

If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ShengdaTech, Inc.

By:	/s/ Xiangzhi Chen
Name: Xiangzhi Chen
Title: President, Chief Executive Officer and Director

Accepted and agreed to as of
the date first above written:

Oppenheimer & Co. Inc.

ACTING SEVERALLY ON BEHALF OF THEMSELVES
AND AS REPRESENTATIVES OF THE SEVERAL INITIAL
PURCHASERS NAMED IN SCHEDULE I HERETO.

By:	OPPENHEIMER & CO. INC.

/s/ Andrew MacInnes
Name: Andrew MacInnes
Title: Managing Director
Head of Equity Capital Markets

Schedule I

Initial Purchasers

Name	Aggregate Amount of Firm Notes to be Purchased

Oppenheimer & Co. Inc.	$80,000,000
ROTH Capital Partners, LLC	$10,000,000
Brean Murray, Carret & Co., LLC	$10,000,000

Total	$100,000,000

Schedule II

Subsidiaries

Faith Boom Limited

Shandong Haize Nanomaterials Co., Ltd.

Shaanxi Haize Nanomaterials Co., Ltd.

Shandong Bangsheng Chemicals Co., Ltd.

2

Schedule III

5/22/08
ShengdaTech, Inc.

$100,000,0006.0% Convertible Senior Notes due 2018

Issuer:	ShengdaTech, Inc.
Common stock symbol:	SDTH
Title of securities:	6.00% Convertible Senior Notes due 2018
Aggregate principal amount offered:	$100.0 million
Deal type	144A with Registration Rights and Section 4-1(1/2)
Principal amount per bond:	$1,000
Issue price:	100% of principal amount
Over-Allotment option:	$15.0 million
Annual interest rate:	6.00%
Conversion premium:	18.0%
Reference price:	$8.42
Conversion price:	$9.94
Conversion rate:	100.6036
Interest payment dates:	6/1 & 12/1 of each year beginning 12/1/08
Maturity:	6/1/18
Call feature:	3 year NC, 2 year provisional call protection @ 150%
Put dates:	Year 3, Year 5
Voluntary Conversion Make Whole	See “Conversion Rights” below
Use of proceeds:	$56M to expand its NPCC production capacity, acquisitions, GCP
Additional Indebtedness Covenant:	See “Limitation on Incurrence of Indebtedness” below
Trade date:	5/22/08
Settlement date:	5/28/08
144A CUSIP:	823213AA1
Section 4-1(1/2) CUSIP:	823213AC7
Bookrunner:	Oppenheimer & Co.

3

Adjustment to conversion rate upon a specified Fundamental Change

	Stock Price
Effective Date	$8.42	$9.26	$9.94	$11.00	$12.50	$14.00	$15.50	$17.00	$18.50	$20.00
5/28/2008	21.38	19.44	18.11	16.36	14.40	12.86	11.61	10.59	9.73	9.00
6/1/2009	14.25	12.96	12.07	10.91	9.60	8.57	7.74	7.06	6.49	6.00
6/1/2010	7.13	6.48	6.04	5.45	4.80	4.29	3.87	3.53	3.24	3.00
6/1/2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

CONFIDENTIAL

This document is confidential and must not be redistributed or forwarded by you under any circumstance.

The term sheet contains a summary of select terms of the offering only and should not be relied upon in making any investment decision.  This term sheet is qualified in its entirety by the Offering Memorandum, and you should read these documents for a complete description of the company and offering, including risk factors related thereto.

TERMS

The notes and the shares of common stock issuable upon conversion of the notes (together, the “Securities”) have not been and will not be registered under the Securities Act or any state securities laws and may not be offered in the United States, except that Securities may be offered and sold to Qualified Institutional Buyers exclusively in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A or another exemption from registration

The Securities have not been approved or disapproved by the Securities and Exchange Commission or by any state securities commission or regulatory authority, nor have the foregoing authorities passed on the accuracy or adequacy of the attached documents.  Any representation to the contrary is a criminal offense.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of ShengdaTech, Inc., nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Offering Memorandum can be obtained from your Oppenheimer sales representative.

This message is intended solely for the benefit of the initial recipient. No retransmission, copying or distribution is permitted.

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SUPPLEMENTAL DISCLOSURE TO THE PRICING SUPPLEMENT

Below is additional information regarding the beneficial ownership of ShengdaTech, Inc. (the “Company”), clarification regarding the payment of additional interest upon the conversion of notes by holders any time prior to June 1, 2011, information regarding limitations on the Company’s ability to incur indebtedness and the fact that the offering is being conducted in two tranches. Such information should be considered by the investors when making an investment in the convertible senior notes to be issued by the Company. Please note that the additional information below will also be reflected in the final offering memorandum.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of May 16, 2008, regarding the beneficial ownership of the Company’s common stock by each person known by the Company to own 5% or more of its outstanding shares of common stock, each the Company’s directors and executive officers who beneficially own common stock of the Company, and the Company’s directors and executive officers as a group. The percentage of beneficial ownership is calculated based on a total of 54,202,036 shares of common stock outstanding as of May 16, 2008.

Name and Address	Number of Shares	Percentage Owned
Xiangzhi Chen	22,902,912	42.3%
Carl Mudd	5,000	—
Xiqing Xu	1,159,584	2.1%
Directors and executive officers as a group (8 persons)	24,062,496	44.4%

The address for all of the above officers and executive directors is Youth Pioneer Park, Tai'an Economic and Technological Development Zone, Tai'an City, Shandong Province 271000, People's Republic of China.

CONVERSION RIGHTS

If holders convert their notes at any time prior to June 1, 2011, the Company will pay additional interest in cash or, at the option of the Company, in shares to holders of the notes being converted. The amount of this additional interest (the “additional interest”) shall be equal to the interest due and payable from the date of issuance until and including June 1, 2011, less any interest actually paid or provided for prior to the date of such conversion.

In the event the Company elects to pay any portion of the additional interest in shares, it will notify the holders of notes being converted the amount of additional interest to be satisfied in shares, or it will notify that it will satisfy the entire additional interest in cash, within one VWAP trading day (as defined below) of the relevant conversion date; provided that if the Company does not give any notice within the time period described as to how it intends to settle the additional interest, the Company will satisfy its obligations with respect to the additional interest only in cash. The Company will treat all holders with the same conversion date in the same manner, but will not, however, have any obligation to treat holders with different conversion dates in the same manner.

If the Company elects to settle the additional interest only in cash, such settlement will occur simultaneously with its settlement of the related conversion, which will occur as soon as practicable, but in any event within three business days of the relevant conversion date.

If the Company elects to settle all or any portion of the additional interest in shares, such settlement will occur on the third business day following the final VWAP trading day of the related share settlement averaging period (as defined below).

5

The amount of cash and/or number of shares, as the case may be, due with respect to the additional interest will be determined as follows:

(1) If the Company elects to satisfy the entire additional interest in cash, it will deliver to the holders of notes being converted the amount of cash equal to the additional interest described above.

(2) If the Company elects to satisfy the entire additional interest in shares, it will deliver to the holders of notes being converted the number of shares equal to (A) the amount of additional interest due with respect to such notes, divided by (B) 95% of the average daily VWAP during the share settlement averaging period.

(3) If the Company elects to satisfy the additional interest in a combination of cash and shares, it will deliver to the holders of notes being converted:

• cash (the “cash amount”) in an amount equal to the portion of additional interest due with respect to such notes the Company elects to satisfy in cash; and

• the number of shares equal to (A) the amount of additional interest due with respect to such notes minus the cash amount, divided by (B) 95% of the average daily VWAP during the share settlement averaging period.

The “share settlement averaging period” means the 10 consecutive VWAP trading day period beginning on the second VWAP trading day following the relevant conversion date.

“VWAP” for the Company’s shares of common stock means, for each of the 10 consecutive VWAP trading days during any share settlement averaging period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page [SDTH <equity> VWAP] (or any equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the principal trading market for the Company’s common stock to the scheduled close of trading on such market on such VWAP trading day, or if such volume-weighted average price is unavailable, the market value of one share of the Company’s common stock on such VWAP trading day as the Company’s board of directors determines in good faith using a volume-weighted method.

A “VWAP trading day” means a day during which (i) trading in the Company’s common stock generally occurs on the principal U.S. national securities exchange on which such common stock is listed and (ii) there is no VWAP market disruption event. If the Company’s common stock is not so listed, then “VWAP trading day” means a business day.

A “VWAP market disruption event” means (i) a failure by the principal U.S. national securities exchange or market on which the Company’s common stock is listed to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for the Company’s common stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Company’s common stock or in any options contracts or futures contracts relating to the Company’s common stock.

LIMITATION ON INCURRENCE OF INDEBTEDNESS

The Company will not incur any secured indebtedness and it will not permit any of its subsidiaries to directly or indirectly incur any indebtedness. The Company will be permitted to incur additional indebtedness (the “Permitted Indebtedness”) which ranks equal in right of payment to the notes in an amount not to exceed US$15,000,000; provided that such Permitted Indebtedness does not require any repayment prior to the next purchase date as set forth under “—Purchase of Notes at Your Option on Specified Dates” at the time of such incurrence. The Company will be permitted to issue equity securities, including common stock and preferred stock (in the case of preferred stock, which shall not be redeemable or otherwise repayable prior to the stated maturity date of the Notes so long as 25% or more of the initial aggregate principal amount of notes issued, including any notes issued pursuant to the over-allotment option, is outstanding), and any securities which rank junior in right of payment to the notes.

6

The limitation as set forth above shall cease to be in effect at such point as either of the following conditions is met: (i) the aggregate principal amount of notes outstanding is less than 25% of the initial aggregate principal amount of notes issued including any notes issued pursuant to the over-allotment option or (ii) the common stock into which the notes are convertible trades at a level greater than 165% of the conversion price in effect at such time for a period of 20 of 30 consecutive trading days, subject to the notes and common stock into which the notes are convertible being the subject of an effective registration statement or exempt from registration requirements under Rule 144.

"indebtedness" means obligations for money borrowed.

OFFERING BEING CONDUCTED IN TWO SEPARATE TRANCHES

The offering will be conducted in the form two separate tranches, a Rule 144A tranche and a Section 4(1-1/2) tranche. Purchasers in the Rule 144A tranche will be subject to the following restriction on aggregate additional interest payments upon early conversion to preserve Rule 144A eligibility:

If a holder converts notes prior to the earliest of (1) the sale of such notes pursuant to Rule 144 under the U.S. Securities Act of 1933, as amended, (2) the date falling one year after the last issuance of the notes pursuant to this offering and (3) the sale of such notes pursuant to an effective registration statement, then the aggregate additional interest such holder will receive upon conversion of each US$1,000 original principal amount of notes will not exceed US$68.21, which is the amount determined pursuant to the following formula:

1000 - 1.1(CR * OP)

where CR is 100.6036, the initial conversion rate for the notes and OP is US$8.42, the last reported sale price of our common stock on the date we priced this offering of notes; provided, however, that if such holder has elected in writing to purchase the notes in this offering in a Section 4(1-1/2) transaction under the U.S. Securities Act of 1933, as amended, instead of pursuant to Rule 144A, then such restriction on the maximum aggregate amount of additional interest payable during this period shall not apply. If the notes held by such a holder are subsequently resold pursuant to Rule 144A prior to the expiration of this period, then such restriction on additional interest shall once again apply to such notes.

Purchasers in the Section 4(1-1/2) tranche will receive notes that are not subject to this restriction on aggregate additional interest payments. However, such purchasers will be required to enter into typical investor letters as a condition to closing and will receive their purchased securities in the form of physical legended note certificates."

7

Schedule IV

Free Writing Offering Documents

None

8

Schedule V

Persons Party to Lock Up Agreement

Xiangzhi Chen

Carl Mudd

Xiqin Xu

9

Exhibit A

Form of Registration Rights Agreement

10

Exhibit B

FORM LOCK UP AGREEMENT

May 22, 2008

Oppenheimer & Co. Inc.
300 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Purchase Agreement (the “Purchase Agreement”) to be entered into by ShengdaTech, Inc., a Nevada corporation (the “Company”), and you with respect to the offering (the “Offering”) without registration under the Securities Act of 1933, as amended (the “Act”), and initial resale in reliance on Rule 144A under the Act, of $100,000,000 of 6.00% Senior Convertible Notes due 2018 (the “Notes”) of the Company. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In order to induce you to enter into the Purchase Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final offering memorandum relating to the Offering, the undersigned will not, without your prior written consent, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock, $0.00001 par value per share, of the Company (the “Common Stock”), the Notes or any other securities of the Company that are substantially similar to the Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, the Notes or any other securities of the Company that are substantially similar to the the Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts or distributions without consideration, provided the recipient thereof agrees in writing with the Initial Purchasers to be bound by the terms of this Lock-Up Agreement, or (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Initial Purchasers to be bound by the terms of this Lock-Up Agreement, or (c) transfers that occur by operation of law, such as the rules of intestate succession or statutes governing the effects of a merger, provided the transferee thereof agrees in writing with the Initial Purchasers to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

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In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of any registration statement to be filed with the Commission pursuant to the Registration Rights Agreement. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without your prior written consent, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

* * *

12

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering or (ii) for any reason the Purchase Agreement shall be terminated prior to the “Firm Notes Closing Date” (as defined in the Purchase Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

13

Exhibit C-1

Form of Opinion of Company Counsel

i

Exhibit C-2

Form of Opinion of Company British Virgin Islands Counsel

Exhibit C-3

Form of Opinion of Company PRC Counsel

Exhibit C-4

Form of Opinion of Initial Purchasers’ PRC Counsel

Exhibit C-5

Form of Opinion of Trustee’s Counsel

v